EXHIBIT 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 29, 1999, incorporated by reference in Asia Media Communications, Ltd.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                            /s/ Wlosek & Braverman, L.L.C.
                                            Wloskek & Braverman, L.L.C.
                                            Certified Public Accountants


Clifton, New Jersey
April 13, 1999